PricewaterhouseCoopers
                             Chartered Accountants
                               Dorchester House
                               7 Church Street
                            Hamilton, Bermuda  HM 11
                            Telephone: (441) 295-2000
                            Facsimile: (441) 295-1242


February 25, 1999


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-8 of Mediconsult.com, Inc. of our report dated March 19, 1998, on our audit of the financial statements of Mediconsult.com, Inc. appearing in the Company's Form 10-KSB for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Hamilton, Bermuda









Mailing Address:  PO Box 1171, Hamilton, Bermuda HM EX.